Exhibit 99.1

National American University Holdings, Inc. Announces Appointment of Richard L. Halbert

to Board of Directors

Rapid City, South Dakota, June 15, 2012, — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning, today announced that Richard L. Halbert has joined its Board of Directors as an independent director, effective June 14, 2012.

Mr. Halbert has served as a member of NAU’s Board of Governors for the past 16 years and is a former chair of the National American University Foundation, which was originally established as the NCB Foundation in 1967 for the purpose of making of loans and providing scholarships, fellowships, grants, and other financial assistance to or for the benefit of students and faculty of NAU. From 2001 to 2007, Mr. Halbert also served as a member of the Board of Trustees for the Nebraska State College Board, which oversees the three state colleges.

Mr. Halbert possesses over 20 years of operational and business advisory experience. In 1991, he co-founded Arck Foods, Inc., a ham processing company, for which he currently serves as secretary and corporate counsel. Since 1991, he has also served as president and secretary of Ol’ Farmers Brand, Inc., a subsidiary of Arck Foods, Inc. that sells hams to Walmart. Since 1982, Mr. Halbert has served as a member of the Board of Directors of Southeast Nebraska Communications, Inc., for whom he is also corporate counsel.

As an attorney at law whose firm Halbert, Dunn & Halbert, LLC provides estate planning and business counseling, Mr. Halbert brings over 40 years of extensive legal experience to the Board. He is a Fellow in The American College of Trust and Estate Counsel and carries the highest rating that the Martindale-Hubbel Law Directory can bestow when rating attorneys. He previously served as city attorney for Falls City, Neb., for 22 years and as the school attorney for Falls City Public Schools for 8 years.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, stated, “We are pleased to welcome Richard to the Company’s Board of Directors. We believe his past contributions to our institution and extensive experience in higher education, corporate development, and legal advisory will prove valuable as we pursue the continued growth of the Company. We look forward to continuing to work closely with Richard and benefitting from his counsel.”

Mr. Halbert replaces H. Edward Yelick, who passed away on May 30, 2012, after serving on the Board of Directors for 2 years and as a member of NAU’s Board of Governors for 15 years. The Board of Directors remains at seven members.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University, a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, and master’s degree programs in health care and business-related disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed on August 5, 2011, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:

National American University Holdings, Inc.

Dr. Ronald Shape

605-721-5220

rshape@national.edu

Investor Relations Counsel

The Equity Group Inc.

Carolyne Yu

212-836-9610

cyu@equityny.com

Adam Prior

212-836-9606

aprior@equityny.com